UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):     October 4, 2006

THE CHILDREN'S PLACE RETAIL STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23071 (Commission File Number)	31-1241495 (IRS Employer ID Number)

915 Secaucus Road, Secaucus, New Jersey                                       07094

(Address of principal executive offices)                                            (Zip Code)

Registrant's Telephone Number, including area code:                                     (201) 558-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

           (a)     As previously disclosed, an investigation by outside counsel to The Children's Place Retail Stores, Inc. (the "Company") of the Company's stock option granting practices found that there were errors in the dating of various stock option grants. The Company is still conducting its accounting analysis and has not yet determined definitively the impact of these errors in the dating of stock options on the Company's historical financial statements. However, the Company expects that it will restate its previously filed financial statements for the fiscal years ended January 28, 2006, January 29, 2005 and January 31, 2004 (including the quarterly periods within such fiscal years), and for the fiscal quarter ended April 29, 2006. In addition, the Company expects that it will revise the preliminary financial information for the period ended July 29, 2006 contained in the Company's second quarter earnings release of August 17, 2006. Accordingly, on October 4, 2006, the Company's Board of Directors concluded that the Company's previously issued financial statements and other historical financial information and related disclosures relating to periods through the second quarter of fiscal 2006 contained in the Company's filings with the Securities and Exchange Commission (the "SEC"), including applicable auditor reports, and press releases should not be relied upon.

          The conclusion by the Company's Board of Directors was reached on October 4, 2006 and publicly disclosed by the Company in a press release on October 5, 2006. A copy of the Company's October 5, 2006 press release is attached as Exhibit 99.

          The Company will prepare and file with the SEC amendments to certain of the Company's previous filings with the SEC reflecting the restatement of its consolidated financial statements. The Company will complete and file these amendments as expeditiously as possible.

          The Company's senior management and audit committee have discussed the matters in this filing under Item 4.02(a) with Deloitte & Touche LLP, the Company's independent auditors.

Item 8.01	Other Events

          In its October 5, 2006 press release, the Company stated that the Company's outside counsel is continuing a previously announced investigation into the Company's stock option practices and is conducting additional follow-up work regarding these stock option grants, at the request of the Company's audit committee.

          The Company also stated in its October 5, 2006 press release that the Company believes the expected restatement of its financial statements, as referred to in Item 4.02 above, will not have a material impact on the Company's fiscal 2006 operating results.  The Company further stated that it is committed to resolving the issues relating to its stock option grants as quickly as possible and will make a further announcement as soon as additional information is available.

           The Company's October 5, 2006 press release also reported that on September 29, 2006, the Company was contacted by the Securities and Exchange Commission in connection with an informal investigation of the Company's stock option grants.  The Company intends to cooperate fully with the SEC investigation.

           Finally, the Company's October 5, 2006 press release also included sales results for the month ended September 30, 2006.

          A copy of the Company's October 5, 2006 press release is included as Exhibit 99 hereto.

Forward-Looking Statements

          This Current Report on Form 8-K report contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as "expect," "anticipate," "believe," "estimate," "intend," "plan," and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding estimated net income on a restated basis.

           Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the Company's actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the risk that additional information may arise from the preparation of the Company's financial statements or other subsequent events that would require the Company to make additional adjustments.

Section 9 Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a)	Exhibits:

Exhibit 99 — Press Release dated October 5, 2006

[Remainder of page intentionally left blank;
signature on following page.]

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHILDREN'S PLACE RETAIL STORES, INC. By: /s/ Susan L. Riley Name: Susan L. Riley Title: Senior Vice President and Chief Financial Officer

Dated: October 10, 2006

INDEX TO EXHIBITS

Current Report on Form 8-K
dated October 4, 2006

The Children's Place Retail Stores, Inc.

Exhibit 99	Press Release dated October 5, 2006.